Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Tessera, Inc., a Delaware corporation

Tessera Global, Limited, a company organized under the laws of Jersey

Tessera Interconnect Materials, Inc., formerly known as Socketstrate, Inc., a Delaware corporation

Tessera International, Inc., a Delaware corporation

Tessera Cayman, a company organized under the laws of The Cayman Islands

Tessera China Holdings, a company organized under the laws of The Cayman Islands

Tessera Technologies Hungary Holding Limited Liability Company, also known as Tessera Technologies Hungary Vagyonkezelo Korlátolt Felelosségu Társaság, a company organized under the laws of Hungary

Tessera Japan Goda Kaisha, a Goda Kaisha (GK) organized under the laws of Japan

Tessera Israel Limited, a company organized under laws of Israel

Tessflex Limited Liability Company, a Delaware limited liability company

Tessera North America, Inc., formerly known as Digital Optics Corporation, a Delaware corporation

Eyesquad GmbH, a company organized under the laws of Germany

Eyesquad Limited, a company organized under the laws of Israel

FotoNation, Inc., a Delaware corporation

FotoNation Ireland Limited, an Irish limited corporation

FotoNation Vision Limited, an Irish limited corporation

FotoNation Romania SRL, a Romanian limited liability corporation